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                                                                    Exhibit 23.5

                     [LETTERHEAD OF COOPERS & LYBRAND GmbH]

                  CONSENT OF INDEPENDENT AUDITORS RELATING TO
                  PREUSSAG BUNDELFUNK GMBH, SALZGITTER/GERMANY

As independent auditors, we hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of Geotek Communications, Inc. (the "Company") on Form S-3 (Reg. No. 33-62327) of our report, dated August 30, 1994, relating to the balance sheet of Preussag Bundelfunk GmbH as of September 30, 1993 and the related statement of operations, shareholders' equity and cash flow for the year then ended, which report was included in the Current Report on Form 8-K of the Company, dated July 5, 1994, as amended.

Hannover,

September 18, 1995

                                                /s/ Coopers & Lybrand GmbH
                                                -------------------------------
                                                Coopers & Lybrand GmbH
                                                Wirtschaftsprufungsgesellschaft